Exhibit 3.1(d)

 [ File Stamp]

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1                                            Filed in the office of                                                     Document number
Carson City, Nevada 89701-4299                                 ROSS MILLER                                                            20090096526-69
 775)6845708                                                                               Ross Miller                                                                   Filing Date and Time
Website: secretaryofstate.biz                                                               Secretary of State                                                        01/30/2009  7:40 AM
                                                                                                                    State of Nevada
                                         Entity Number
                                         C23286-1998

Certificate of Amendment
 (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
 For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

 CARDTREND INTERNATIONAL INC.                 FILE# C23286-1998

2. The articles have been amended as follows (provide article numbers, if available):

3.	Authorized Stock. The amount of the total authorized stock of this corporation is Five Hundred Million (500,000,000) shares with a par value of $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *  articles of incorporation have voted in favor of the amendment is: 114,398,233 (73.42%)

4. Effective date of filing (optional): Upon Filing with the Secretary of State

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):X  KATHERINE Y. TUNG, Secretary & Treasurer
                                                            Katherine Y. Tung

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
 Revised on: 01/01/07